Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:

Adam C. Derbyshire	G. Michael Freeman
Executive Vice President and Chief Financial Officer	Associate Vice President, Investor Relations and Corporate Communications
919-862-1000	919-862-1000

New Documentary, “Wrestling the Monster: Living with Hepatic Encephalopathy,”

Premieres at American College of Gastroenterology 2012 Scientific Meeting

Documentary by Academy Award®-winning director explores the devastating effects on patients and families of often- untreated liver disease

Raleigh, N.C. – October 19, 2012 – Today Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) announced the premiere screening of “Wrestling the Monster: Living with Hepatic Encephalopathy” at the 2012 American College of Gastroenterology (ACG) Scientific Meeting. The first documentary to focus on hepatic encephalopathy (HE), the film portrays the condition’s disruptive effect on four patients and their families.

“The release of this documentary is a landmark event for HE patients everywhere,” said Carolyn J. Logan, President and Chief Executive Officer, Salix Pharmaceuticals, which sponsored the project in partnership with the American Liver Foundation. “Raising awareness of the condition is more important now than ever before. The number of people with liver disease and cirrhosis continues to increase, and it is critical that we provide the right support for the patients and families living with these conditions. This documentary gives us a rare glimpse into their lives, allowing us to see the disease through the eyes of the patient.”

HE occurs when a damaged liver cannot filter toxins as a healthy liver normally would, allowing these toxins to reach the brain and cause symptoms such as altered personality and loss of cognition and motor skills.1

“Patients with cirrhosis and their caregivers should all be aware of the signs and symptoms of HE,” said Dr. Guy Neff, Chief of Hepatology for Tampa General Medical Group. “HE will not get better without treatment. However, once diagnosed, overt recurrences of HE can be managed and even prevented with the right medication.”

“Wrestling the Monster: Living with Hepatic Encephalopathy” will be shown at a special premiere screening during ACG, Sunday, October 21 at 6:30 pm and 8:00 pm at the TAO Bistro Las Vegas in the Venetian Hotel. Seats are available to ACG attendees and can be reserved by visiting www.HEsBack.com. Following the showing, a panel discussion will take place featuring Donna Cryer, the Chief Executive Officer of the American Liver Foundation.

[1]	Caruana, Peter and Shah, Neeral. Hepatic encephalopathy: Are NH4 levels and protein restriction obsolete? Practical Gastroenterology. 2011; May 2011:6.http://www.practicalgastro.com/pdf/May11/CaruanaArticle.pdf.

Cryer will speak from the patient advocacy perspective about HE, liver disease, and the importance of awareness. She will be joined by Dr. Neff.

The film’s director, Cynthia Wade, is an Academy Award®-winning documentary director. Her 2007 film “Freeheld” won the Oscar® for Best Documentary (Short Subject), as well as the Special Jury Grand Prize at the Sundance Film Festival® and 16 other film festival awards worldwide.

“Many HE patients are not receiving the treatment and support they need,” said Wade. “This film was created to capture the stories of patients who often do not have the comprehensive support they desperately need.”

Following the ACG premiere, “Wrestling the Monster: Living with Hepatic Encephalopathy” also will be screened at the American Association for the Study of Liver Diseases November Liver Meeting® in Boston.

About the Documentary Cast

Deborah, age 50, Carlstadt, N.J.

Deborah worked as an accountant, during which time she met her loving and devoted husband, Anthony, and had their daughter, Zoe. But after a cirrhosis diagnosis, she suffered episodes of hepatic encephalopathy, ascites, several hepatic comas, and eventually, liver cancer. A transplant saved her life, but now she and Anthony must try to hold things together through post-transplant complications ranging from persistent ascites to insurance issues and crushing debt from the procedure that saved her life but also changed the family forever.

Jennie, age 65, Sacramento, Calif.

A matriarch and a proud military veteran, Jennie is part of a family of 4 generations of strong women living in close proximity in Sacramento. Over the years, she raised a son and 2 daughters and completed a successful military career. Several years ago she began to suffer debilitating and confusing episodes of hepatic encephalopathy. Her daughters, Elena and Monica, must now juggle caregiver duties while managing their own full-time careers and caring for Elena’s 3 daughters. All the while, Jennie is frustrated with her inability to be the person she used to be—one who took care of others instead of requiring their care.

Mike, age 48, Woodward, Okla.

After years of hard living and struggles with addiction, Mike’s health spiraled out of control when he was diagnosed with cirrhosis, hepatitis C, diabetes, and kidney stones. His recent hepatic coma was a wake-up call. Now he’s trying to get on the transplant list before it’s too late so that he will be around for his son, Joey. But Mike’s angry and sometimes bizarre HE-related outbursts are alienating his wife and caregiver, Sandy, as well as Joey. With Joey’s future and Mike’s life on the line, the stakes have never been higher for this family.

Lynette, age 48, Plant City, Fla.

Lynette’s mind was always going a mile a minute during her career as an executive and HR assistant and payroll manager. She also raised a son and always found time to write—her creative passion. Five years ago, she began to experience memory problems and serious health issues, and eventually she was diagnosed with cirrhosis. Her liver disease has progressed to the point that she needs a transplant and is stricken by episodes of hepatic encephalopathy that change her into someone her friends and loved ones barely even recognize. After years of isolating herself with the disease, she’s finally letting her supportive sister, Monica, get involved. With Monica’s help, Lynette is trying to keep herself in the best possible shape for a transplant—and hold on to the sharp mind that’s always made her who she is.

About Salix Pharmaceuticals

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription products for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic products, complete any required development and regulatory submission and market them through the Company’s gastroenterology specialty sales and marketing team.

About the American Liver Foundation

The American Liver Foundation is the nation’s largest non-profit organization focused solely on promoting liver health and disease prevention. The American Liver Foundation achieves its mission in the fight against liver disease by funding scientific research, education for medical professionals, advocacy, information and support programs for patients and their families as well as public awareness campaigns about liver wellness and disease prevention. The mission of the American Liver Foundation is to facilitate, advocate and promote education, support and research for the prevention, treatment and cure of liver disease. Additional information can be found at www.liverfoundation.org or by calling 1 800 GO LIVER (800-465-4837).

®Academy Award and ®Oscar are registered trademarks of the Academy of Motion Picture Arts and Sciences.

®Sundance Film Festival is a registered trademark used for Entertainment Services, Namely, Planning, Managing, and Conducting an International Film Festival and owned by Sundance Enterprises, Inc.

The Liver Meeting® and AASLD are registered trademarks of the American Association for the Study of Liver Diseases.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our web site, Twitter feed and Facebook page is not incorporated in our SEC filings. In addition, Salix did not create “Wrestling the Monster: Living with Hepatic Encephalopathy” and does not necessarily endorse or support any statement made in the film.

Please Note: This press release might contain or imply forward–looking statements regarding future events. Actual results might differ materially from those contained in these forward-looking statements for a number of reasons, including: risks of market acceptance of Company products, post-marketing approval regulation; litigation and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global industry; and generic and other competition in an increasingly global industry The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.